Exhibit 99.11

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of DEAC NV Merger Corp., and any amendments or supplements thereto, including the prospectus contained therein, as an individual to become a director of DraftKings Inc., to all references to me in such Registration Statement and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ John S. Salter
Name:	John S. Salter
Date:	April 13, 2020